UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):  April 11, 2007
Advanta Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

Welsh & McKean Roads, P.O. Box 844	19477
Spring House, Pennsylvania	(Zip Code)
(Address of Principal Executive Offices)
(215) 657-4000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
2007 Stockholder Rights Plan
          On April 11, 2007, Advanta Corp. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Mellon Investor Services LLC, as rights agent (the “Rights Agent”), to replace the Company’s prior Rights Agreement, which had been in place since 1997 and which expired on April 11, 2007.
          Under the terms of the Rights Agreement, each holder of a Class A Right and each holder of a Class B Right (collectively, the “Rights”) will be entitled to purchase one ten-thousandth (1/10,000) of a share (a “Unit”) of Series A Junior Participating Preferred Stock of the Company (the “Preferred Stock”), at a purchase price of $175.00 per Unit (the “Purchase Price”), subject to adjustment, if and upon the earlier of (1) the tenth day after the date on which there is a public announcement that a person, including such person’s affiliates and associates (an “Acquiring Person”), has acquired beneficial ownership of 15% or more of the Company’s Class A common stock, 15% or more of the Company’s Class B common stock or 15% or more of the Class A common stock and the Class B common stock combined (the “Stock Acquisition Date”), or (2) the tenth business day (unless extended by the Company’s Board of Directors) after the earlier of (A) the date on which a person commences a tender offer or exchange offer, or (B) the date upon which the first pre-tender offer commencement communication is made publicly, if, upon consummation thereof, the offeror, including such offeror’s affiliates and associates, would become the beneficial owner of 15% or more of the Class A common stock, 15% or more of the Class B common stock or 15% or more of the Class A common stock and the Class B common stock combined (the earlier of clause (1) or (2) being a “Distribution Date”).
          Notwithstanding the preceding, in the event that an Acquiring Person becomes the beneficial owner of 15% or more of the Class A common stock, 15% or more of the Class B common stock or 15% or more of the Class A common stock and the Class B common stock combined (a “Flip-In Event”), then, promptly following the occurrence of such event, each of the Class A Rights and the Class B Rights (other than Rights held by the Acquiring Person and certain transferees) becomes a Right to acquire, instead of Preferred Stock, that number of shares of Class A Common Stock, or Class B Common Stock as the case may be, having a value equal to twice the Exercise Price. The “Exercise Price” is the Purchase Price times the number of Units associated with each Right (initially, one).
          If, after the Stock Acquisition Date, or after the date that there is a change in a majority of the directors resulting from a proxy or consent solicitation (the purpose of such solicitation, as determined by the Board, is to acquire control of the Company), (1) the Company is acquired in a merger or other business combination (in which merger or business combination the Company does not survive or the Class A common stock and/or the Class B common stock is changed or exchanged) or (2) 50% or more of the Company’s assets or earning power (on a consolidated basis) is sold or transferred in one transaction or a series of related transactions (each, a “Flip-Over Event”), then each Right becomes a Right to acquire that number of shares of the common stock of the other principal party to the business combination or sale having a value equal to twice the Exercise Price.
          At any time prior to the earlier of (1) the close of business on the tenth day following the Stock Acquisition Date, or (2) April 11, 2017, the Company may redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right. The consent of at least 75% of the directors of the Company is required for any redemption on or after the Stock Acquisition Date or on or after any change in control of the Board of Directors of the Company. Otherwise, the Rights will expire at the close of business on April 11, 2017, unless otherwise extended by the Company’s Board of Directors.
          The Rights Agreement may be amended by the Board prior to the Distribution Date in any manner. On and after the Distribution Date, any time period can be shortened or lengthened and other changes can be made as long as they are not adverse to the interests that the holders of Rights have in common. In addition, on and after the Distribution Date, certain basic economic terms may not be amended, such as the Purchase Price, the redemption price, the number of shares issuable upon exercise of the Rights and the expiration date of the rights.
          A copy of the Rights Agreement that was entered into by the Company and the Rights Agent is attached hereto as Exhibit 3.3 and is incorporated herein by reference. The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement.
          Mellon Investor Services LLC also serves as the Company’s transfer agent.
Item 3.03 Material Modification to Rights of Security Holders
          The disclosure set forth under the heading “2007 Stockholder Rights Plan” under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

3.3	Rights Agreement, dated April 11, 2007, by and between the Registrant and Mellon Investor Services LLC, as the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the United States Securities and Exchange Commission on April 11, 2007), including:

The Form of Rights Certificate, attached as Exhibit A; and

The Summary of Rights to Purchase Series A Junior Participating Preferred Stock, attached as Exhibit B.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANTA CORP.
Date: April 12, 2007	By:	/s/ Elizabeth H. Mai
		Name:	Elizabeth H. Mai
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.3	Rights Agreement, dated April 11, 2007, by and between the Registrant and Mellon Investor Services LLC, as the Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed with the United States Securities and Exchange Commission on April 11, 2007), including:

The Form of Rights Certificate, attached as Exhibit A; and

The Summary of Rights to Purchase Series A Junior Participating Preferred Stock, attached as Exhibit B.